Exhibit 32.2

PERIODIC REPORT CERTIFICATION

of the Chief Financial Officer

I, Martin Hernandez, Chief Financial Officer of Rainmaker Systems, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Martin Hernandez

Martin Hernandez
Chief Financial Officer
August 14, 2003